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                                                                       EXHIBIT 1

                                KRAFT FOODS INC.

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES


                                                               September 1, 2001


                             UNDERWRITING AGREEMENT

         1. Introductory. Kraft Foods Inc., a Virginia corporation (the "COMPANY"), proposes to issue and sell from time to time certain of its unsecured debt securities and warrants to purchase its unsecured debt securities, in an aggregate principal amount expressed in U.S. dollars or in such foreign currencies or currency units as the Company shall designate at the time of the offering. Such debt securities and such warrants and debt securities subject to such warrants, registered under the registration statement or statements referred to in Section 2(a), are hereinafter collectively referred to as "REGISTERED SECURITIES". Registered Securities involved in any offering referred to below are hereinafter collectively referred to as "OFFERED SECURITIES", such debt securities that are Offered Securities are hereinafter referred to as "OFFERED DEBT SECURITIES", warrants to purchase debt securities that are Offered Securities are hereinafter referred to as "OFFERED DEBT WARRANTS", and debt securities subject to Offered Debt Warrants are hereinafter referred to as "WARRANT DEBT SECURITIES". The Offered Debt Securities and Warrant Debt Securities will be issued under an Indenture, dated as of _________ __, 2001 (the "INDENTURE"), between the Company and The Chase Manhattan Bank, as Trustee, and the Offered Debt Warrants will be issued under a debt warrant agreement (the "DEBT WARRANT AGREEMENT"), between the Company and a bank or trust company, as Debt Warrant Agent, specified in the Terms Agreement referred to in Section 3, in one or more series or issues, which may vary as to interest rates, maturities, redemption provisions, conversion provisions, exercise prices, expiration dates, selling prices, currency or currency units and other terms, with, in each case, all such terms for any particular Offered Securities being determined at the time of sale. Particular Offered Securities will be sold pursuant to a Terms Agreement, for resale in accordance with terms of offering determined at the time of sale.

         The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "UNDERWRITERS" of such Offered Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "REPRESENTATIVES"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Section 2(b), in the second sentence of Section 3 and the first and third use of the term "Representatives" in Section 6, where, in each case, the reference to the terms "through the Representatives"
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or "the names of any Representatives", as the case may be, if the Terms
Agreement does not specify any representatives of the Underwriters, shall be ignored), shall mean the Underwriters.

         2. Representations and Warranties of the Company. The Company, as of the date of each Terms Agreement referred to in Section 3, represents and warrants to, and agrees with, each Underwriter that, except as disclosed in the Prospectus (as hereinafter defined):

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION"), pursuant to the Securities Act of 1933, as amended (the "ACT") and the rules and regulations of the Commission (the "RULES AND REGULATIONS"), a registration statement or statements on Form S-3 under the Act, including a prospectus, relating to the Registered Securities, and such registration statement or statements has or have become effective. Such registration statement or statements, as amended at the time of any Terms Agreement referred to in Section 3, is or are hereinafter referred to as the "REGISTRATION STATEMENT", and the prospectus or prospectuses included in the Registration Statement or deemed, pursuant to Rule 429 under the Act, to relate to the Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of the offering thereof, as filed pursuant to Rule 424(b) ("RULE 424(b)") under the Act, is or are hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act to register a portion of the Offered Securities (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. If the Company elects to rely upon Rule 434 under the Act, then any reference herein to the term "Prospectus" shall be deemed to include the final or preliminary prospectus and the applicable term sheet or abbreviated term sheet, as the case may be, in the form furnished to the Underwriters by the Company in reliance upon Rule 434 under the Act. Any reference herein to the Registration Statement or Prospectus shall be deemed to include all documents incorporated therein by reference pursuant to the requirements of Item 12 of Form S-3 under the Act which have been filed pursuant to the Securities Exchange Act of 1934, as amended prior to the execution of the applicable Terms Agreement.

                  (b) On the effective date of the registration statement or statements relating to the Registered Securities, such registration statement or statements conformed in all material respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement and on each Closing Date, each as referred to in Section 3, the Registration


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         Statement and the Prospectus will conform in all material respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the foregoing does not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                  (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with power and authority to own and lease its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to be so qualified to do business or be in good standing would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (d) Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Act (the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated or organized, as the case may be, and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority to own and lease its properties and conduct its business as described in the Prospectus; and each Significant Subsidiary is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; except where the failure to be so qualified or be in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited liability company interests of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from claims, liens, encumbrances and defects.

                  (e) The Indenture and (to the extent the Offered Securities include Offered Debt Warrants) the Debt Warrant Agreement have been duly authorized


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         and the Indenture has been duly qualified under the Trust Indenture
         Act; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date or pursuant to Delayed Delivery Contracts (as hereinafter defined), the Indenture and (to the extent the Offered Securities include Offered Debt Warrants) the Debt Warrant Agreement will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered, and the Registered Securities other than any Warrant Debt Securities and any Contract Securities (as hereinafter defined) conform, and any Warrant Debt Securities and any Contract Securities, when so issued and delivered and sold, will conform to the description thereof contained in the Prospectus; the Indenture and (to the extent the Offered Securities include Offered Debt Warrants) the Debt Warrant Agreement and the Registered Securities other than any Warrant Debt Securities and any Contract Securities constitute, and any Warrant Debt Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to the Debt Warrant Agreement, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to an implied covenant of fair dealing and to general equity principles.

                  (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except (i) such as have been obtained and made under the Act and the Trust Indenture Act, (ii) such as may be required under state securities laws and (iii) such as may be required under foreign securities laws.

                  (g) The execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement), any Debt Warrant Agreement and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any law, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such

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         subsidiary, which breach, violation, default, lien, charge or encumbrance would have a Material Adverse Effect or have a material adverse effect on the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement).

                  (h) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                  (i) Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and its Significant Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects and the Company and its Significant Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions; and the Company and the Significant Subsidiaries own or lease all such properties as are necessary to the conduct of their operations as presently conducted.

                  (j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (k) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that the Company reasonably expects to have a Material Adverse Effect.

                  (l) Except as would not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries own, possess (through license or otherwise) or can acquire on reasonable terms, all trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights.

                  (m) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the


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         environment or human exposure to hazardous or toxic substances
         (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

                  (n) There are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that individually or in the aggregate the Company reasonably expects to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, any Debt Warrant Agreement, the Terms Agreement (including the provisions of this Agreement) or any Delayed Delivery Contracts, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (o) The financial statements included in the Registration Statement and Prospectus present fairly the combined or consolidated financial position of the Company and its subsidiaries (and, to the extent the Registration Statement and Prospectus include separate financial statements of any subsidiary or consolidated subsidiaries of the Company, the combined or consolidated financial position of such subsidiary or subsidiaries) as of the dates shown and their results of operations and cash flows for the periods shown and all such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except for changes required by changes in such accounting principles) and comply as to form with the applicable accounting requirements of the Act; any schedules included in the Registration Statement present fairly the information required to be stated therein; the summary and selected financial data included in the Registration Statement and the Prospectus, if any, present fairly, on the basis stated in the Registration Statement and the Prospectus, the information shown therein; and with respect to any pro forma financial statements included in the Registration Statement and Prospectus, such pro forma financial statements comply as to form in all material respects with Regulation S-X under the Act, and the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

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                  (p) Since the date of the latest audited financial statements included in the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to have a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no extraordinary dividend or extraordinary distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (q) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

         3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (the "TERMS AGREEMENT") at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Offered Debt Securities and the number of Offered Debt Warrants to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture or the Debt Warrant Agreement, as the case may be, including, but not limited to, interest rate, maturity, any redemption provisions, any conversion provisions, and any sinking fund requirements, the exercise price of the Offered Debt Warrants to be purchased, the principal amount of Warrant Debt Securities issuable upon exercise of one such Offered Debt Warrant, the date after which such Offered Debt Warrants are exercisable, the expiration date thereof and the date, if any, such Offered Debt Warrants are detachable and whether any of the Offered Debt Securities or Offered Debt Warrants may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). Unless otherwise specified in the Terms Agreement or unless otherwise agreed to by the Underwriter or Underwriters designated in the applicable Terms Agreement as the lead Underwriter or Underwriters (the "LEAD UNDERWRITER") and the Company, payment of the purchase price for, and delivery of, any Offered Securities to be purchased by the Underwriters shall be made at the office of Hunton & Williams, 200 Park Avenue, New York, New York 10166, no later than 12:00 noon New York City time, on the third business day following the date of the applicable Terms Agreement (unless the Offered Securities are priced after 4:30 p.m. New York City time, in which case such payment and delivery will be made no later than 12:00 noon New York City time, on the fourth business day following the date of the applicable Terms Agreement), each such time and date for payment and delivery being referred to herein and in the Terms Agreement as the "CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities for


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which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

         If the Terms Agreement provides for sales of Offered Debt Securities or Offered Debt Warrants pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Offered Debt Securities or Offered Debt Warrants pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (the "DELAYED DELIVERY CONTRACTS") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Offered Debt Securities and number of Offered Debt Warrants to be sold pursuant to Delayed Delivery Contracts (the "CONTRACT SECURITIES"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Debt Securities and number of Offered Debt Warrants, as the case may be, to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Offered Debt Securities or number of Offered Debt Warrants set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Lead Underwriter determines that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Lead Underwriter not later than the business day prior to the Closing Date of the Offered Debt Securities and Offered Debt Warrants that are the Contract Securities.

         If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price, the Offered Securities in the form of one or more permanent global securities in definitive form (the "GLOBAL SECURITIES") deposited with the Trustee or the Debt Warrant Agent, as the case may be, as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account previously designated by the Company to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee or the Debt Warrant Agent, as the case may be, as custodian for DTC of the Global Securities representing all of the Offered Securities.

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         4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters one signed or certified copy of the registration statement or statements relating to the Registered Securities, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

                  (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b) not later than the Commission's close of business on the second business day following the execution and delivery of the Terms Agreement or, if applicable, such earlier time as may be required by Rule 424(b).

                  (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its reasonable best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                  (d) As soon as practicable, but not later than 18 months after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the most recent effective date of the registration statement or statements relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

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                  (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, and all amendments and supplements to such documents, in each case as soon as available, and copies of the Prospectus and all amendments and supplements to the Prospectus not later than 1:00 p.m., New York City time, on the day following the date thereof, or as soon thereafter as practicable and, in each case in such quantities as the Lead Underwriter reasonably requests. Unless otherwise specified in the Terms Agreement, the Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (f) The Company will use its reasonable efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment, under the laws of such jurisdictions as the Lead Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

                  (g) During the period of three years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K and definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to shareholders. Such documentation and information may be furnished or made available electronically.

                  (h) Unless otherwise specified in the Terms Agreement, the Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter reasonably designates and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any applicable filing fee incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Offered Securities


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         and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

                  (i) Unless otherwise specified in the Terms Agreement, for a period beginning at the time of execution of the Terms Agreement and ending on the Closing Date, if any Offered Debt Securities are being issued, without the prior consent of the Lead Underwriter, the Company will not offer or contract to sell or, except pursuant to a commitment entered into prior to the date of the Terms Agreement, sell or otherwise dispose of any debt securities denominated in the currency or currency unit in which the applicable Offered Debt Securities are denominated and issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

         5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                  (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter or letters, in form and substance satisfactory to the Representatives, dated the date of delivery thereof, of (i) the Company's independent accountants and (ii) so long as financial statements audited by any independent accountants for or with respect to any entity acquired by the Company are included in the Prospectus, such independent accountants, confirming that in the case of clause (i), they are, and in the case of clause (ii), as of a specified date immediately prior to such acquisition, as of the date of their report and during the period covered by such financial statements on which they reported, they were independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and, stating, as of the date of such letter or letters (or with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus, as of a date not more than three days prior to the date of such letter or letters, provided that such date shall be after the date of the Prospectus), the conclusions and findings of such firm or firms with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                  (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event reasonably likely to have a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Prospectus; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any United States exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities, or the authorities of any country in whose currency any Offered Debt Securities or Offered Debt Warrants are denominated under the applicable Terms Agreement; (v) any outbreak or escalation of major hostilities in which the United States or any country in whose currency any Offered Debt Securities or Offered Debt Warrants are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Prospectus; or (vi) any change or prospective change in, or governmental action affecting, exchange controls applicable to the currency in which any Offered Debt Securities or Offered Debt Warrants are denominated, which change or action, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the public offering or the sale of and payment for the Offered Securities on the terms and in the manner contemplated in the Prospectus.

                  (d) The Representatives shall have received an opinion, dated the Closing Date, from one or more law firms acting as counsel for the Company, including local counsel and attorneys employed by the Company or its subsidiaries, which, in the aggregate, are substantially to the effect that:

                           (i) The Company has been duly incorporated and is an
                  existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus;

                           (ii) The Company is duly qualified to do business as
                  a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus; notwithstanding the foregoing, the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions set forth on Annex I to such opinion;

                           (iii) Each Significant Subsidiary has been duly
                  incorporated or organized, as the case may be, and is an existing corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own and lease its properties and conduct its business as described in the Prospectus; all of the issued and outstanding capital stock or limited liability company interests of each Significant Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and all outstanding shares of capital stock or limited liability company interests of each Significant Subsidiary are owned by the Company, directly or through subsidiaries, to the knowledge of such counsel, free from security interests, claims, liens and encumbrances;

                           (iv) Each Significant Subsidiary that is incorporated
                  under the laws of a State or Commonwealth of the United States of America (the "U.S. SIGNIFICANT SUBSIDIARIES") is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of real property or the conduct of its business requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus; notwithstanding the foregoing, each U.S. Significant Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of those jurisdictions set forth on Annex I to such opinion;

                           (v) The Indenture and any Debt Warrant Agreement have
                  been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Offered

                  Securities have been duly authorized; the Offered Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture, any Debt Warrant Agreement and the Offered Securities other than any Warrant Debt Securities and any Contract Securities constitute, and any Warrant Debt Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to any Debt Warrant Agreement, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to an implied covenant of fair dealing and to general equity principles; and the Offered Securities other than any Warrant Debt Securities and any Contract Securities conform, and any Warrant Debt Securities and any Contract Securities, when so issued and delivered and sold will conform, to the description thereof contained in the Prospectus;

                           (vi) No consent, approval, authorization or order of,
                  or filing with, any governmental agency or body of the United States of America, the State of New York, the Commonwealth of Virginia or the State of Illinois or under the Delaware General Corporation Law or, to such counsel's knowledge, any court of the United States of America, the State of New York, the Commonwealth of Virginia or the State of Illinois or acting under the Delaware General Corporation Law is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state and foreign securities laws;

                           (vii) The execution, delivery and performance of the
                  Indenture, the Terms Agreement (including the provisions of this Agreement), any Debt Warrant Agreement, and any Delayed Delivery Contracts and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any material property or material assets of the Company or any Significant Subsidiary pursuant to, any law or statute, or, to the knowledge of such counsel, any rule, regulation or order of any governmental agency or body of the United States of America, the State of New York, the Commonwealth of Virginia or the State of Illinois or under the Delaware General Corporation Law or of any court of the United States, the State of New York, the

                  Commonwealth of Virginia or the State of Illinois or acting under the Delaware General Corporation Law and, in any such case, having jurisdiction over the Company or any Significant Subsidiary or any of their properties, or any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter or by-laws of the Company or any Significant Subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

                           (viii) The Registration Statement has become
                  effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement or statements relating to the Registered Securities, as of its or their effective date or dates, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the Rules and Regulations; such counsel has no reason to believe that such registration statement or statements, as of its or their effective date or dates, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents insofar as such descriptions constitute summaries of the legal matters, documents or proceedings referenced therein, are accurate in all material respects and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the

                  Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

                           (ix) The Terms Agreement (including the provisions of
                  this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

                  Such counsel may rely as to certain matters of fact, to the extent they deem proper and so long as acceptable in the reasonable opinion the Representatives, on certificates of responsible officers of the Company and public officials.

                  (e) The Representatives shall have received from counsel for the Underwriters such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to the incorporation of the Company and all other matters governed by Virginia law upon the opinion of counsel for the Company referred to above.

                  (f) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state that, to their knowledge, the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event reasonably likely to have a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                  (g) The Representatives shall have received a letter or letters in form and substance satisfactory to the Representatives, dated the Closing Date, of (i) the Company's independent accountants and (ii) so long as financial statements audited by any independent accountants for or with respect to any entity acquired by the Company are included in the Prospectus, such independent accountants which confirms the conclusion and findings set forth in the letter or letters of such firm or firms delivered pursuant to the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for purposes of this subsection.

                  (h) The Representatives shall have received from counsel reasonably satisfactory to the Representatives, such opinion or opinions dated the Closing Date, with respect to compliance with the laws of any country, other than the United States, in whose currency the Offered Securities are denominated, the validity of the Offered Securities, the Prospectus and other related matters as they may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (i) If applicable to the offering of any Offered Securities, the Representatives shall have received an opinion from Sutherland Asbill & Brennan LLP, special tax counsel for the Company, dated the Closing Date, confirming their opinion as to United States tax matters set forth in the Prospectus.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

         6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in or pursuant to the Terms Agreement; and provided, further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Offered Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a preliminary prospectus or the Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor.

         (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in or pursuant to the Terms Agreement.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall (i) without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with the provisions of this Section 6.

         (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

         7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate amount of the Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the aggregate amount of the Offered Securities, and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. As used in this Section only, the "aggregate amount" of the Offered Securities shall mean the aggregate principal amount of any Offered Debt Securities plus the public offering price of any Offered Debt Warrants included in the relevant offering of Offered Securities. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the amount of Offered Debt Securities or Offered Debt Warrants set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company. The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

         8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunication and confirmed to the Representatives at their address set forth in the Terms Agreement, or, if sent to the Company, will be mailed, delivered, telecopied or transmitted by any other standard form of telecommunication and confirmed to it at Three Lakes Drive, Northfield, Illinois 60093, facsimile: (847) 646-2950, Attention: Senior Vice President, General Counsel and Corporate Secretary.

         10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

         11. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

         12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         13. APPLICABLE LAW. THIS AGREEMENT AND THE TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ARTICLE 5, TITLE 14, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

                                                                         ANNEX I


      (Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than
         9:00 A.M., New York time, on                      , 20    (1))
                                     ----------------------    ----


                            DELAYED DELIVERY CONTRACT

                                        [Insert date of initial public offering]



KRAFT FOODS INC.
c/o [Insert name of Lead Underwriter]
    [Insert address of Lead Underwriter]


Gentlemen:

         The undersigned hereby agrees to purchase from Kraft Foods Inc., a Virginia corporation (the "COMPANY"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert -- as of the date hereof, for
delivery on             , 20      (the "DELIVERY DATE"),]

                       $
                        ------------------------------------

principal amount of the Company's [Insert title of debt securities] (the "DEBT SECURITIES") and


                        ------------------------------------


of the Company's [Insert title of warrants] (the "DEBT WARRANTS") (collectively, the "SECURITIES"), offered by the Company's Prospectus dated , 20 and a Prospectus Supplement dated , 20 relating thereto, receipt of copies of which is hereby acknowledged, at % of the principal amount of the Debt Securities plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract (the "CONTRACT").

--------
        (1) Insert date which is third full business day prior to Closing Date under the Terms Agreement.

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Debt Securities and Debt Warrants in the principal amount and number, respectively, set forth below:

                                     PRINCIPAL AMOUNT               NUMBER
                                         OF DEBT                   OF DEBT
     DELIVERY DATE                      SECURITIES                 WARRANTS
     -------------                      ----------                 --------
------------------------      -----------------------------   ------------------

------------------------      -----------------------------   ------------------


Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the Securities that the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire
transfer to an account designated by the Company, at the office of           at
   A.M. on [the] [such] Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denominations or numbers and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to [the] [such] Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at [the] [such] Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinions of counsel for the Company delivered to the Underwriters in connection therewith.

         This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                      Yours very truly,


                                      ------------------------------------------
                                               (Name of Purchaser)


                                   By
                                      ------------------------------------------


                                      ------------------------------------------
                                               (Title of Signatory)


                                      ------------------------------------------


                                      ------------------------------------------
                                              (Address of Purchaser)



Accepted, as of the above date.


KRAFT FOODS INC.


By
  -----------------------------
       [Insert Title]

                                KRAFT FOODS INC.
                                   ("Company")

            DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES


                                 TERMS AGREEMENT
                                 ---------------



                                                                            , 20


To:  The [Representative[s] of the] Underwriters identified herein




Dear Sirs:

         The undersigned agrees to sell to the several Underwriters named [in Schedule A hereto] [below] for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company's registration statement or statements on Form S-3 relating to debt securities and warrants to purchase debt securities (the "UNDERWRITING AGREEMENT"), the following securities (the "OFFERED SECURITIES") on the following terms:

                             OFFERED DEBT SECURITIES
                             -----------------------

         TITLE: [  %] [Floating Rate] -- Notes -- Debentures -- Bonds -- Due  .

         PRINCIPAL AMOUNT: $           .

         INTEREST: [ % per annum, from            , 20  , payable semiannually
on        and        , commencing          , 20  , to holders of record on the
preceding           or          , as the case may be.] [Zero coupon.]

         MATURITY:           , 20  .

         CURRENCY OF DENOMINATION:

         CURRENCY OF PAYMENT:

         FORM AND DENOMINATION:

         OVERSEAS PAYMENT AGENTS:

         OPTIONAL REDEMPTION:

         CONVERSION PROVISIONS:

         SINKING FUND:

         LISTING: [None.] [       Stock Exchange.]

         DELAYED DELIVERY CONTRACTS: [None.] [Delivery Date[s] shall be       ,
20  . Underwriters' fee is   % of the principal amount of the Contract
Securities.]

         PURCHASE PRICE:   % of principal amount, plus accrued interest[, if
any,] from           , 20 .

         EXPECTED REOFFERING PRICE: % of principal amount, subject to change by the [Representative[s] [Underwriters].

                              OFFERED DEBT WARRANTS
                              ---------------------

         NUMBER OF OFFERED DEBT WARRANTS TO BE ISSUED:

         DEBT WARRANT AGREEMENT:

         FORM OF OFFERED DEBT WARRANTS:

         ISSUABLE JOINTLY WITH DEBT SECURITIES: [Yes] [No]

                  [Number of Offered Debt Warrants issued with each $ principal amount of Offered Debt Securities:]

                  [Detachable Date:]

         DATE FROM WHICH OFFERED DEBT WARRANTS ARE EXERCISABLE:

         DATE ON WHICH OFFERED DEBT WARRANTS EXPIRE:

         EXERCISE PRICE OF OFFERED DEBT WARRANTS:

         EXPECTED REOFFERING PRICE: $

         PURCHASE PRICE: $

         TITLE OF WARRANT DEBT SECURITIES: [ %] [Floating Rate] -- Notes --
Debentures -- Bonds -- Due             .

         PRINCIPAL AMOUNT OF WARRANT DEBT SECURITIES PURCHASABLE UPON EXERCISE OF ONE OFFERED DEBT WARRANT: $

         INTEREST: [ % per annum, from       , 20 , payable semiannually on
and          ,commencing       , 20 , to holders of record on the preceding
         or        , as the case may be.] [Zero coupon.]

         MATURITY:               , 20  .

         CURRENCY OF DENOMINATION:

         CURRENCY OF PAYMENT:

         FORM AND DENOMINATION:

         OVERSEAS PAYING AGENTS:

         OPTIONAL REDEMPTION:

         CONVERSION PROVISIONS:

         SINKING FUND:

                                  OTHER MATTERS
                                  -------------

         CLOSING:        A.M. on       , 20      , at       , in Federal (same
day) funds.

         SETTLEMENT AND TRADING: [Physical certificated form.] [Book-Entry Only via DTC.]

         [NAME[S] AND ADDRESS[ES] OF THE [REPRESENTATIVE[S]] [UNDERWRITER[S]]:]

         [NAME[S] AND ADDRESS[ES] OF THE LEAD UNDERWRITER[S]:]

         The respective principal amounts of the Offered Debt Securities and number of Offered Debt Warrants to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Offered Securities will be made available for checking and
packaging at the office of      at least 24 hours prior to the Closing Date.

         For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [(i)] the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures
appearing in the    paragraph under the caption "Underwriting" in the prospectus supplement [If paragraph regarding passive market making is included, insert --
and the information contained in the      paragraph under the caption
"Underwriting" in the prospectus supplement] [If applicable, insert -- ; and
(ii) the following information in the
prospectus supplement furnished on behalf of [insert name of Underwriter]:
[insert description of information, such as material relationship disclosure under the caption "Underwriting" in the prospectus supplement].

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            KRAFT FOODS INC.


                                         By
                                           -------------------------------------
                                                  [Insert title]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[If no co-representative, use first confirmation form. If co-representative, use second.]


  [Insert name of Representative]



   By
     -------------------------------------
        [Insert title]

        [Acting on behalf of itself and as the
         Representative of the several Underwriters.]


   [Insert name of Representative]


    ----------------------------------------------------------


    ----------------------------------------------------------,

        [Acting on behalf of themselves and as the Representatives of the several
         Underwriters.]

    By  [Insert name of Representative]



    By
      ----------------------------------------------------------
           [Insert title]

                                   SCHEDULE A



                                                PRINCIPAL
                                                 AMOUNT           NUMBER OF
                                             OF OFFERED DEBT     OFFERED DEBT
UNDERWRITER                                    SECURITIES         WARRANTS
-----------                                    ----------         --------
                                           $

















                                              ------------       ------------

Total                                         $
     --------------------------------         ============       ============